  As filed with the Securities and Exchange Commission on December 29, 1999

                             Registration No. 333-

________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         -----------------------------

                      TERAYON COMMUNICATION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                                     77-0328533
(State of Incorporation)                 (I.R.S. Employer Identification No.)

                         -----------------------------

                             2952 Bunker Hill Lane
                         Santa Clara, California 95054
                    (Address of principal executive offices)

                         -----------------------------

                     1999 Non-Officer Equity Incentive Plan
                           (Full title of the plans)

                                  Edward Lopez
                                General Counsel
                             2952 Bunker Hill Lane
                         Santa Clara, California 95054
                                 (408) 727-4400

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ----------------------------

                                   Copies to:
                              Karyn S. Tucker Esq.
                               Cooley Godward LLP
                          One Maritime Plaza, 20th Fl.
                        San Francisco, California 94111
                                 (415) 693-2000

                          ----------------------------

                        CALCULATION OF REGISTRATION FEE


========================================================================================================
                                            Proposed Maximum       Proposed Maximum
 Title of Securities     Amount to be      Offering Price Per     Aggregate Offering        Amount of
   to be Registered       Registered            Share (1)              Price (1)        Registration Fee
--------------------------------------------------------------------------------------------------------
Shares of Common
 Stock, par value
 $0.001 per share,
 issuable pursuant
 to outstanding
 options under the
 1999 Non-Officer
 Equity Incentive
 Plan                       860,000         $40.37-$64.37(1)(a)    $ 42,167,800           $11,132.30
========================================================================================================
Shares of Common
 Stock, par value
 $0.001 per share,
 reserved for future
 grant under the
 1999 Non-Officer
 Equity Incentive
 Plan                     2,140,000                 69.25(1)(b)     148,195,000            39,123.48
========================================================================================================
Totals                    3,000,000                                 190,362,800           $50,255.78
========================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to options previously granted under the Terayon Communication Systems, Inc. ("Registrant" or "Company") 1999 Non-Officer Equity Incentive Plan (pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act")) and (b) the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on December 23 , 1999 for shares available for grant pursuant to the 1999 Non-Officer Equity Incentive Plan (pursuant to Rule 457(c) under the Act).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Terayon Communication Systems, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

     (b) All other documents listed below and any future filings we will make with the SEC under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the registration statement referred to in (a) above:

    . Quarterly report on the Form 10-Q for the quarter ended March 31, 1999
    . Quarterly report on the Form 10-Q for the quarter ended June 30, 1999
    . Quarterly report on the Form 10-Q for the quarter ended on September 30,
      1999
    . Current Report on Form 8-K, filed October 1, 1999 and amended on Form
      8-K/A, filed October 4, 1999; and
    . Current Report on Form 8-K, filed December 13, 1999, and amended on
      Form 8-K/A, filed on December 27, 1999.

     (c) The description of the common stock contained in our registration statement on Form 8-A, as filed on July 20, 1998 with the set filed.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                           DESCRIPTION OF SECURITIES

     Not applicable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, (ii) the Registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law, (iii) to the fullest extent permitted by the Delaware General Corporation Law, the Registrant is required to advance all expenses incurred by its directors and executive officers in connection with a legal proceeding (subject to certain exceptions), (iv) the rights conferred in the Bylaws are not exclusive, (v) the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and (vi) the Registrant may not retroactively amend the Bylaws provisions relating to indemnity.

     The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts that such person becomes legally obligated to pay (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

                                      1.

                      EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

                                    EXHIBITS


Exhibit
Number

  5.1    Opinion of Cooley Godward LLP.

 23.1    Consent of Ernst & Young LLP, Independent Auditors.

 23.2    Consent of PricewaterhouseCoopers LLP, Independent Accountants.

 23.3 Consent of Kost Forer & Gabbay (a member of Ernst & Young International), Independent Auditors.

 23.4 Consent of Luboshitz Kasierer (Member Firm of Arthur Andersen), Independent Public Accountants.

 23.5 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

 24      Power of Attorney is contained on the signature pages.

 99.1    1999 Non-Officer Equity Incentive Plan.

 99.2 Form of Non-Statutory Stock Option Agreement used in connection with the 1999 Non-Officer Equity Incentive Plan.

                                  UNDERTAKINGS

1.  The undersigned registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S) 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

                                      2.

    (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      3.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California, on the 29th day of December, 1999.

                                    TERAYON COMMUNICATION SYSTEMS, INC.

                                    By:  /s/ Ray M. Fritz
                                         ------------------------------
                                         Ray M. Fritz
                                         Chief Financial Officer


                               POWER OF ATTORNEY

     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Dr. Zaki Rakib and Ray M. Fritz, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                        Title                                    Date
                ---------                                        -----                                    ----
/s/ Dr. Zaki Rakib                         Chief Executive Officer and Director (Principal         December 29, 1999
-----------------------------------------  Executive Officer)
           Dr. Zaki Rakib

/s/ Ray M. Fritz                           Chief Financial Officer (Principal Financial and        December 29, 1999
-----------------------------------------  Accounting Officer)
            Ray M. Fritz

/s/ Shlomo Rakib                           Chairman of the Board of Directors                      December 29, 1999
-----------------------------------------
             Shlomo Rakib

/s/ Michael D'Avella                       Director                                                December 29, 1999
-----------------------------------------
           Michael D'Avella

/s/ Alek Krstajic                          Director                                                December 29, 1999
-----------------------------------------
            Alek Krstajic

                                      4.


/s/ Christopher J. Schaepe                                     Director                            December 29, 1999
-----------------------------------------
         Christopher J. Schaepe

/s/ Lewis Solomon                                              Director                            December 29, 1999
-----------------------------------------
              Lewis Solomon

/s/ Mark Stevens                                               Director                            December 29, 1999
-----------------------------------------
              Mark Stevens

                                      5.

                                 EXHIBIT INDEX


  Exhibit
   Number                       Description
  -------                       -----------
    5.1   Opinion of Cooley Godward LLP.

   23.1   Consent of Ernst & Young LLP, Independent Auditors.

   23.2   Consent of PricewaterhouseCoopers LLP, Independent Accountants.

   23.3 Consent of Kost Forer & Gabbay (a member of Ernst & Young International), Independent Auditors.

   23.4 Consent of Luboshitz Kasierer (Member Firm of Arthur Andersen), Independent Public Accountants.

   23.5 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

   24     Power of Attorney is contained on the signature pages.

   99.1   1999 Non-Officer Equity Incentive Plan.

   99.2 Form of Non-Statutory Stock Option Agreement used in connection with the 1999 Non-Officer Equity Incentive Plan.

                                      6.